Exhibit 99.(6)

Mutual of America Separate
Account no. 2

RULES AND REGULATIONS

ARTICLE I

GENERAL

Section 1. Name.     The name of this separate account shall be Mutual of America Separate Account No. 2 (“Account”).

Section 2. Office.     The office of the Account shall be at 666 Fifth Avenue, New York, New York 10103.

Section 3. Purpose.     The Account is a separate account of Mutual of America Life Insurance Company (“Company”) established by the Company by resolution adopted by its Board of Trustees on September 22, 1983, pursuant to the provisions of Section 227 of the Insurance Law of the State of New York. The purpose of the Account is to provide a segregated investment account for variable accumulation annuity contracts providing for allocation of amounts to the Account, and other contracts issued and administered by the Company, as may be designated by the Company from time to time (collectively referred to herein as the “Contracts”).

Section 4. Status Under the Investment Company Act of 1940.     The Account is registered as an open-end diversified management investment company under the Investment Company Act of 1940 (“Act”). Registration under the Act may be terminated, however, if and to the extent permitted by law, or the Account may be reorganized and registered as a unit investment trust under the Act, in each case with the approval required by the Act of those holding voting rights with respect to the Contracts. The Account may be a series company, with separate investment portfolios, or “funds”.

ARTICLE II

MEETINGS OF PARTICIPANTS

Section 1. Annual Meetings.     The annual meeting of Participants for the election of Members of the Committee described in Article III and for the transaction of such other business as may properly come before such meeting shall be held on the third Thursday of June     in each year at the office of the Account. If that day is a legal holiday in any year, then, unless another day shall be so fixed, the annual meeting for that year shall be held on the next preceding business day not a legal holiday. For the purposes of these Rules and Regulations the term “Participant” shall include (1) under an individual Contract, the person to whom the Contract is issued and for whom an amount is accumulated in the Account, and (2) under a group Contract, the individuals for whom amounts are accumulated in the Account. The records of the Company shall be conclusive in determining the person or persons who shall be deemed to be Participants.

Section 2. Special Meetings.     A special meeting of Participants may be called at any time by any two (2) Members of the Committee. No business shall be transacted at a special meeting except matters coming within the purpose or purposes stated in the notice of the meeting. Each special meeting shall be held at the office of the Account at such time and on such date as shall be specified in the notice thereof, or at such other place and time in the State of New York as may be fixed by the Committee.

Section 3. Notice of Meetings.     A written notice stating the place, date and hour of each meeting of Participants, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, postage prepaid, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each Participant entitled to vote at the meeting as provided in Section 9 of this Article. If mailed, such notice shall be directed to each such Participant at his or her address as it appears on the records of the Company.

Section 4. Quorum.     At all meetings of Participants there shall be present, either in person or by proxy, Participants entitled to cast one-quarter (1/4) of the total number of votes entitled to be cast at the meeting, as provided in Sections 6 and 9 of this Article, in order to constitute a quorum for the transaction of business; except that if a vote of a majority of the outstanding voting securities, as defined in the Act, is required for action to be taken on any matter to be brought before the meeting, there shall be present, either in person or by proxy, Participants entitled to cast more than one-half (1/2) of such total number of votes, in order to constitute a quorum. If a

Quorum shall not be present, participates present in person or by proxy and entitled to vote at such meeting, or if no such Participant is so present, any person entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time, and at any such adjourned meeting, if a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called. Except as otherwise provided by law, no notice need be given of any adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless after the adjournment is taken the Committee fixes a new record date for the adjourned meeting.

Section 5. Proxies.     Each Participant entitled to vote may vote either in person or by proxy signed by the Participant or his or her attorney-in-fact.

Section 6. Voting.     A Participant may cast the number of votes and fractions thereof equal to the number of accumulation units and fractions thereof in the Account credited to the account of the Participant on the record date. Except as otherwise provided by law or these Rules and Regulations, a majority of the votes cast at a meeting by the Participants either present in person or by proxy, and entitled to vote thereon shall decide any question brought before the meeting except that elections of Members of the Committee shall be by a plurality of the votes cast at a meeting by the Participants entitled to vote thereon. The vote of a “majority of the outstanding voting securities,” required for changes in fundamental policies, approval of an investment advisory agreement, and certain other matters specified in the Act, shall mean the lesser of: (a) the vote of Participants having more than 50% of the outstanding votes, or (b) the vote of Participants having 67% or more of the eligible votes represented at a meeting if more than 50% of the outstanding votes are present or represented by proxy. To the extent that separate voting by each fund of the Account is required by the Act, or any rules there under, then any matter required to be submitted by the Act to the holders of a majority of the outstanding voting securities of the Account shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding voting securities of each fund affected by such matter. In all other cases, voting shall be by all Participants without regard to separate funds. Fractional votes shall be counted.

Section 7. Presiding Officer and Secretary.     At all meetings of Participants, the Chairman of the Committee or such other person as may be designated by the Committee, or, in their absence, the appointee of the meeting, shall preside. The Secretary of the Committee or such other person as may be designated by the Committee, or in their absence, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

Section 8. Inspectors.     At each meeting of Participants, the number of votes entitled to be cast, the number of votes represented at the meeting, the existence of a- quorum and the validity of proxies shall be determined by two (2) inspectors who shall also receive votes and ballots, decide all questions relating to the right to vote, count and tabulate all votes and ballots and determine and certify the results. Such inspectors, who may or may not be Participants, shall be appointed by the Committee before the meeting, or if no such appointment shall have been made, then by the presiding officer of the meeting. In the event of failure, refusal or inability of any inspector previously appointed to serve, the presiding officer may appoint any person to fill such vacancy. Before entering upon the discharge of their duties, inspectors shall be sworn faithfully to execute the duties of inspectors at such meetings with strict impartiality and according to the best of their abilities.

Section 9. Record Dates.     The Committee may fix a day not more than ninety (90) days nor less than ten (10) days prior to the day of holding any meeting of Participants as a record date for the determination of the number of votes and fractions thereof that Participants may cast at such meeting or any adjournment thereof, and in such case Participants shall be entitled to cast at the meeting only the number of votes and fractions thereof determined as of the date so fixed. The Committee may also fix the same or a different day not more than ninety (90) days nor less than ten (10) days prior to the day of holding any such meeting, as a record date for the determination of the Participants entitled to notice of and to vote at such meeting or any adjournment thereof, and in such case only Participants at the time so fixed shall be entitled to notice of and to vote at such meeting or any adjournment thereof. In the event that the Committee shall not fix either or both of the record dates referred to in the two immediately preceding sentences hereof, the record date for such purpose or purposes shall be, in respect of an annual meeting of Participants to be held on the day specified in or fixed pursuant to Section 1 of this Article, the close of business on the last day of March next preceding such meeting, or, in respect of a special meeting of participants, the close of business on the last day of the third month preceding the month in which the special meeting shall be held, provided that the special meeting shall be held within ninety (90) days of the record date.

ARTICLE III

COMMITTEE

Section 1. Composition.     The Committee shall consist of five Members. The initial Committee shall consist of Members appointed by the Chairman of the Board of the Company. Thereafter, the Members of the Committee shall be elected at the annual meeting of the Participants, except as otherwise provided in Sections 8 and 9 of this Article.  Each Committee Member shall hold office until the annual meeting of Participants next following his election and until his successor has been elected and duly qualified. Members of the Committee need not be Participants. A majority of the Members of the Committee shall be persons who are not officers, employees or other “interested persons,” as defined in the Act, of the Account or the Company.

Section 2. Powers.     The Committee shall have the following duties, responsibilities and powers:

a.         To select and approve annually an independent public accountant whose selection shall be submitted for ratification or rejection by Participants.

b.        To authorize and approve agreements providing for investment advisory services and sales and administrative services, and related matters, which agreement or agreements providing for investment advisory services shall be submitted for approval or rejection by Participants at the first meeting at which the holders of more than fifty percent (50%) of the votes entitled to be cast shall be present in person or represented by proxy.

c.         To approve annually an agreement or agreements providing for sales services.

d.        To approve annually an agreement providing for investment advisory services.

e.         To recommend from time to time any changes deemed appropriate in any fundamental investment policy of the Account which changes shall be submitted for authorization by the Participants.

f.         To supervise the investment of the assets of the Account in accordance with the investment objectives and policies of the Account.

g.        To approve the methods of valuing the assets of the Account and, for any assets which have no readily ascertainable market value, to determine the fair value of those assets.

h.     To enter into such other agreements and to take any and all actions necessary or proper in connection with the operation and management of the Account and the assets thereof.

Section 3. Sub-Committees. The Committee may, from time to time, designate sub-committees from its membership to assist it in the proper performance of its duties. Each sub-committee may make rules for the conduct of its meetings and the keeping of the records thereof. Each sub-committee and its members shall serve at the pleasure of the Committee.

Section 4. Meetings. Regular meetings of the Committee shall be held at such places within or without the State of New York, and at such times, as the Committee by vote may determine from time to time, and, if so determined, no notice thereof need be given, except that notice shall be given of the first regular meeting following a change in the date of regular meetings. Any and all business may be transacted at a regular meeting. Special meetings of the Committee may be held at any time or place, whenever called by the Chairman of the Committee or two (2) or more Members of the Committee. Notice thereof shall be given to each Member by or on behalf of the person or persons calling the meeting, unless all Members are present or unless those not present shall have waived notice thereof in writing either before or after such meeting, which waivers shall be filed with the records of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Each notice required to be given to members shall state the time and place of the meeting and shall be given by mail to each Member at his or her residence or business address at least two (2) days before the date of the meeting, or by delivering or telephoning the same to the Member personally or by telegraphing the same to the Member at the Member’s residence or business address at least one (1) day before the date of the meeting; provided, that the Chairman of the Committee may prescribe a shorter notice to be given personally or by telephone or telegraph to each Member at his or her residence or business address. The Chairman of the Committee shall preside at all meetings of the Committee at which he or she is present. In his or her absence, the appointee of the meeting shall preside.

Section 5. Quorum.     At all meetings of the Committee the presence in person of a majority of the total number of Members which the Committee would have if there were no vacancies in the Committee shall constitute a quorum for the transaction of business. Whether or not a quorum shall be present, a majority of the Members present at any meeting may adjourn the meeting from time to time without notice other than by announcement at the meeting at which the adjournment is taken. Except as otherwise provided by law or these rules and regulations, the vote of a majority of the Members present at the time of the vote, if a quorum is present at such time, shall be the act of the Committee.

Section 6. Officers of the Committee.     At the first meeting of the Committee and at the first such meeting following each annual meeting of Participants, the Committee shall elect one (1) of its Members to act as Chairman of the Committee. The Committee may also elect a Secretary who need not be a member of the Committee. The Secretary shall have the power to certify the minutes of the proceedings of the Participants and the Committee and portions thereof and shall perform such duties and have such other powers as these Rules and Regulations or the Committee shall provide from time to time. In the absence of the Secretary, an appointee of the Committee shall perform such duties and have such powers. Officers of the Committee shall serve at the pleasure of the Committee.

Section 7. Resignations.     Any Member of the Committee or any officer of the Committee may resign his or her membership or office at any time by mailing or delivering a resignation in writing to the Chairman of the Committee or to a meeting of the Committee.  Any Member of any sub-committee may resign as aforesaid or by delivering his or her resignation in writing to a meeting of the sub-committee from which the member wishes to resign or to the chairman thereof. No Member of the Committee or any officer of the Committee who resigns shall have any right to any compensation as such Member or officer for any period following his or her resignation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof.

Section 8. Removal of Committee Members.     Any Member of the Committee may be removed (with or without cause) at any meeting of the Committee called for such purpose by a vote of two-thirds of the total number of Members which the Committee would have if there were no vacancies in the Committee.

Section 9. Vacancies.     If any vacancy shall occur in the Committee between meetings of the Participants by reason of death, resignation, removal or otherwise, such vacancy may be filled for any unexpired term (if not previously filled by the Participants) by a majority vote of all the remaining Members provided that immediately after so filling any such vacancy at least two-thirds of the Members then on the Committee shall have been elected by the Participants at any annual or special meeting.

In the event that at any time after the first annual meeting of Participants, less than a majority of the Members at that time have been so elected by Participants, the Committee shall cause to be held as promptly as possible (and in any event within sixty (60) days) a meeting of the Participants for the purpose of electing Members to fill the existing vacancies in the Committee. Except as otherwise provided by law, the Committee shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number, provided there be at least two (2) Members in office.

If the office of any Member of a sub-committee, or of any office of the Committee, becomes vacant, the Committee may elect a successor at any meeting.

Section 10. Written Consent in Lieu of Meeting.     To the extent consistent with the provisions of the Act, any action required or permitted to be taken at any meeting of the Committee or any sub-committee thereof may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the Members of the Committee or sub-committee, as the case may be.

Section 11. Meeting by Conference Telephone.     To the extent permitted by the Act, Members of the Committee or any subcommittee may participate in a meeting of the Committee or subcommittee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

FEES AND EXPENSES OF MEMBERS OF COMMITTEE AND OTHERS

The Committee shall have the power to enter into an agreement with the Company providing for the payment of such fee or fees and the reimbursement of expenses specified therein to be paid to Members of the Committee or any person designated by the Committee or by Participants on account of services to the Account, except that Members or officers of the Committee who are also trustees, officers or employees of the Company shall not be paid any fee.

ARTICLE V

FISCAL YEAR

The fiscal year of the Account shall be the calendar year.

ARTICLE VI

AMENDMENTS

Except as otherwise provided by law, the Rules and Regulations of the Account may be amended or repealed, and new Rules and Regulations may be made.

The provisions of these Rules and Regulations are intended to satisfy the requirements of the Act. In the event that federal law should be amended or rules, regulations, rulings or exemptions thereunder should be adopted with the result that any or all of the provisions of the Rules and Regulations shall not be required by federal law, such provisions of the Rules and Regulations may be amended or repealed by the Board of Trustees of the Company or by any committee thereof so authorized by the Board of Trustees.

CERTIFICATION

I, William H. Hackett, Member and Secretary of Mutual of America Separate Account No. 2 Committee, do hereby certify that the attached Rules and Regulations of Mutual of America Separate Account No. 2 is a true and exact copy of the Rules and Regulations adopted by the Committee at a regular meeting held on June 14, 1984 at which a quorum was present and acting throughout.

In witness whereof I have this 11th day of July 1984 hereunto set my hand.

/s/ William H. Hackett
William H. Hackett
Vice President and Secretary